UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

July 20, 2011

TK STAR DESIGN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or other jurisdiction of incorporation)

333-156457	04-3626788
(Commission File Number)	(I.R.S. employer identification No.)

25-26F Wanxiang Enterprise Building,

No.70 Station North Road,

Changsha, Hunan Province,

China, Postal Code: 410001
(Address and Telephone Number of Registrant)

+86-731-89970899

(Registrant’s Telephone Number, Including Area Code)

Copy of Communications To:

Bernard & Yam, LLP

Attention: Bin Zhou, Esq.

401 Broadway Suite 1708

New York, NY 10013

Tel: 212-219-7783

Fax: 212-219-3604

(Name, Address and Telephone Number of Person

Authorized to Receive Notice and Communications on Behalf of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

EXPLANATORY NOTE

As used in this Current Report, unless the context requires or is otherwise indicated, the terms “we,” “us,” “our,” the “Registrant,” the “Company,” “our company” and similar expressions include the following entities, after giving effect to the Share Exchange (as defined below):

(i)

TK Star Design, Inc, a Nevada corporation (“PUBCO”), which is a publicly traded company;

(ii)

Phoenix International (China) Limited, a company organized under the laws of Hong Kong and a wholly-owned subsidiary of PUBCO (“Phoenix International”);

(iii)

Hunan Beiwei International Media Consulting Co., Ltd, a limited liability company organized under the laws of the People’s Republic of China and a wholly-owned subsidiary of Phoenix International (“Hunan Beiwei”);

(iv)

Changsha North Latitude 30 Cultural Communications Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China and an affiliated entity of Hunan Beiwei through contractual arrangements (“North Latitude”);

(v)

Changsha Beichen Cultural Communications Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China and an affiliated entity of Hunan Beiwei through contractual arrangements (“Beichen”);

(vi)

Changsha Zhongte Trade Advertising Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China and an affiliated entity of Hunan Beiwei through contractual arrangements (“Zhongte”)

“China” or “PRC” refers to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.  “RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. Dollars” refers to the legal currency of the United States.  The Company maintains its books and accounting records in Renminbi.   We make no representation that the RMB or U.S. Dollar amounts referred to in this Current Report could have been or could be converted into U.S. Dollars or RMB, as the case may be, at any particular rate or at all.  “GAAP” unless otherwise indicated refers to accounting principles generally accepted in the United States.

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2011, Thomas P. Kinney and Terry Kowalsky, two major shareholders of TK Star Design Inc (“PUBCO”) entered into a common stock purchase agreement under which Thomas P. Kinney cancelled 10,496,000 shares of common stock he owned in PUBCO and sold remaining 4,000 shares of common stock to Sasha Shemirani (“Purchaser”) for $ 25,000. Terry Kowalsky cancelled 65,000 shares of common stock of PUBCO owned by him. In addition, Catherine. Kowalsky, Justin Kowalsky,and Garret Kowalsky also cancelled  a total of 30,000 shares of common stock of PUBCO. In consideration of the cancellation of 10,496,000 shares of PUBCO held and owned by Thomas P. Kinney, on the same day, July 20, 2011, PUBCO entered into an Assignment and Assumption Agreement with Thomas P. Kinney, under which PUBCO assigned to Thomas P. Kinney all the rights and interests in the assets and business of PUBCO and Thomas P. Kinney assumed all Assumed Liabilities (as defined in the Assignment and Assumption Agreement) of PUBCO.

On the same day,  July 20, 2011, PUBCO entered into a Share Exchange Agreement with Phoenix International (China) Limited, a company organized under the laws of Hong Kong (“Phoenix International”), and Guolin Yang, Zhenping Wang, Hongdong Xu, and Jun Liang, who are shareholders of Phoenix International (collectively, the “Phoenix International Shareholders”) (the “Share Exchange Agreement”).  Pursuant to the terms of the Share Exchange Agreement, PUBCO agreed to acquire all of the issued and outstanding shares of Phoenix International from the Phoenix International Shareholders in exchange for the issuance by PUBCO to the Phoenix International Shareholders of an aggregate of 36,351,500 newly-issued shares of common stock of PUBCO, $ 0.001 par value per share (the “Share Exchange”), which, upon completion of the transactions contemplated by the Share Exchange Agreement, will constitute a controlling majority of PUBCO’s issued and outstanding shares of common stock.  Upon consummation of the Share Exchange, Phoenix International will become a wholly-owned subsidiary of PUBCO.

Immediately upon the entry of the Share Exchange Agreement on July 20, 2011, PUBCO entered into Subscription Agreements (“Subscription Agreements”) with a group of accredited investors (“Investors”).   Pursuant to the Subscription Agreements, the Investors purchased (i) 615,000 shares of the PUBCO’s common stock (the “Purchased Shares”) for the purchase price of $1.00 per share; (ii) Series A share purchase warrants to purchase, individually one share of the PUBCO’s common stock and, collectively, 1,230,000 shares of the PUBCO’s common stock (the “Series A Warrants”); (iii) Series B share purchase warrants to purchase, individually one share of the PUBCO’s common stock and, collectively, 1,230,000 shares of the PUBCO’s common stock (the “Series B Warrants”); (iv) Series C share purchase warrants to purchase, individually one share of the PUBCO’s common stock and, collectively, 615,0000 shares of the PUBCO’s common stock (the “Series C Warrants”); and (v) Series D share purchase warrants  to purchase , individually one share of the PUBCO’s common stock and, collectively, 615,000 shares of the PUBCO’s common stock (the “Series D Warrants”) (collectively, the Series A Warrants, the Series B Warrants, the Series C Warrants and the Series D Warrants, the “Warrants”).  Each purchase of a Purchased Shares  entitles the Investors to two shares of Series A Warrants, two shares of Series B Warrants, one share of Series C Warrants and one share of Series D Warrants.

Pursuant to the Subscription Agreements and the related Registration Rights Agreements, PUBCO has agreed to file a resale Registration Statement on Form S-1  within 45 days following the closing of the Subscription Agreements (“Required Filing Date”) registering the Purchased Securities (together the “Registrable Securities”) with the Securities and Exchange Commission (the “SEC”).   In the event PUBCO has not filed the Registration Statement by the Required Filing Date, or the Registration Statement is not declared effective by the SEC by 120 days after the Required Filing Date, PUBCO has agreed to pay liquidated damages to each Investor, from and including the day following such Filing Default until the date that the Registration Statement is filed with the SEC, or until the Registration Statement is declared effective, as applicable, at a rate per month (or portion thereof) equal to 0.50% of the total purchase price of the Shares purchased by such Investor pursuant to the Purchase Agreement.  In no event, however, may the penalties exceed 9% in the aggregate of such total purchase price.

Immediately upon the entry of Share Exchange Agreement and Purchase Agreement, on July 20, 2011, PUBCO authorized the conversion of unpaid convertible promissory notes in the total amount of $ 5,870.20 into 5,870,200 shares of common stock, at the conversion price of $ 0.001 per share.

Immediately upon the entry of the Subscription Agreements, on July 20, 2011, PUBCO entered into a Communications Services Agreement (‘Services Agreement”) with JOL Group, LLC under which JOL Group, LLC will provide PUBCO with the communications and marketing services and PUBCO will pay $ 400,000 for JOL Group, LLC’s services. $ 260,000 will be paid upon the closing of the said Subscription Agreements and $ 140,000 will be paid by the 105th day following the closing of the Subscription Agreements. Mr. Guolin Yang, a major shareholder of PUBCO upon completion of the share exchange transaction, will have 900,000 shares of common stock owned by him to be placed in an escrow account as collateral for the timely payment of $ 140,000.

The transactions contemplated in the above described Common Stock Purchase Agreement, Share Exchange Agreement, Subscription Agreements and the conversion of convertible promissory notes are collectively referred to as “Series Transactions” hereinafter.

Item 2.01 Completion of Acquisition or Disposition of Assets.

SHARE EXCHANGE

As described under the Item 1.01 of this Current Report on Form 8-K, on July 20, 2011, PUBCO entered into a Share Exchange Agreement with PUBCO Principal Shareholder, Phoenix International, and Phoenix International Shareholders, under which PUBCO agreed to acquire all of the issued and outstanding shares of Phoenix International from the Phoenix International Shareholders in exchange for the issuance by PUBCO to the Phoenix International Shareholders of an aggregate of 36,351,500 newly-issued shares of common stock of PUBCO, $0.001 par value per share, which, upon completion of the transactions contemplated by the Share Exchange Agreement, will constitute controlling majority of PUBCO’s issued and outstanding shares of common stock.  Upon consummation of the Share Exchange, Phoenix International will become a wholly-owned subsidiary of PUBCO.

In connection with the above described share exchange agreement, Thomas P. Kinney resigned as an Chief Executive Officer, Chief Financial Officer and President, effective immediately upon closing of Share Exchange Agreement, and resigned as a Director, Chairman of the Board, Secretary of the Board and Treasurer of the Board, effective on the 10th day after an Information Statement (the “Information Statement”) has been filed and distributed to our stockholders in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act in order to effect a change in majority control of the Company's Board of Directors.  Terry Kowalsky resigned as a director, effective on the 10th day after such Information Statement has been filed and distributed to our stockholders.

Guolin Yang was named the President and Chief Executive Officer, effective immediately upon closing of Share Exchange Agreement and was named Chairman of the Board, Secretary of the Board, Treasurer of the Board and the Director, effective on the 10th day after such Information Statement has been filed and distributed to our stockholders.

Jun Liang was named the Chief Financial Officer and Chief Strategic Officer, effective immediately upon closing of Share Exchange Agreement and was named the Director, effective on the 10th day after this Information Statement has been distributed to our stockholders.

Hongdong Xu was named the Chief Operation Officer, effective immediately upon closing of Share Exchange Agreement, and was named the Director, effective on the 10th day after this Information Statement has been distributed to our stockholders.

Our shares of common stock are currently listed on the Over the Counter Bulletin Board (“OTCBB”) under the symbol “TKSZ”.

The transactions contemplated by the Share Exchange Agreement were intended to be a “tax-free” reorganization pursuant to the provisions of Sections 351 and/or 368 of the Internal Revenue Code of 1986, as amended.

Upon closing of the share exchange agreement, PUBCO ceased the business of repairing, maintaining and servicing metal gym and heavy duty weight equipment, and became engaged in the advertising and brand name development business.

DESCRIPTION OF THE COMPANY

Corporate History

TK Star Design, Inc. was founded as an unincorporated business entity by our President, Thomas P. Kinney in 1980 and became a corporation under the laws of the State of Nevada on November 3, 2008.

Initially, we designed and manufactured customized heavy duty weight equipment for commercial gyms and college athletic programs. Over the years, our competitors sent an increasing portion of their manufacturing to China which made it difficult for us to compete on a price basis. By 2003, we discontinued our design and manufacturing efforts. We then limited our activities to repairing, maintaining and servicing metal gym and heavy duty weight equipment for commercial gyms and health club facilities located in the Metropolitan New York Area. Commercial gyms generally wanted damaged gym equipment to be fixed quickly to minimize out of service time. They often will engage us to make repairs, even if equipment is covered by a manufacturer’s warranty. We repaired most types of commercial gym equipment, but tend to avoid work on exercise equipment that makes extensive use of cables or pulleys. On occasion, we will agree to fix damages to a gym facility, such as handrails and banisters, itself while we are at the premises. Mr. Kinney did most of the repairs himself. If necessary, he would also use an independent contractor to assist him with certain repairs. We did all of our work in the Metropolitan New York Area. Most of our work was referred to us by other customers and word-of-mouth.

Substantially all of our revenues in 2010 and 2009 were derived from sales to one unrelated customer, Bally’s Total Fitness. If we lost Bally’s as a customer or if the amount of work that we performed for Bally’s decreases significantly, our operations were likely to fail.

On July 20, 2011, through a Common Stock Purchase Agreement (between our major shareholders Thomas P. Kinney and Terry Kowalsky and Purchaser Sasha Shemirani), an Assignment and Assumption Agreement,  and a Share Exchange Agreement (between Phoenix International Shareholders and PUBCO), we transferred all the business operations, assets and liabilities related to gym equipments repair business to Thomas P. Kinney and acquired Phoenix International, a Hong Kong company that was established on October 19, 2009.  Upon the consummation of Share Exchange Agreement, PUBCO ceased the business of repairing, maintaining and servicing metal gym and heavy duty weight equipment, and engaged in the advertising and brand name development business.

 Phoenix International is a holding company that owns 100% of the equity of Hunan Beiwei. Hunan Beiwei, a PRC company established in June 2010, is a wholly owned subsidiary of Phoenix International.  On June 15, 2010, Hunan Beiwei entered into a set of contractual arrangements with three operating companies in Changsha, Hunan Province, China, which were North Latitude, Beichen and Zhongte. The contractual arrangements are comprised of a series of agreements, including a Consulting Service Agreement and an Operating Agreement, through which Hunan Beiwei has the right to advise, consult, manage and operate North Latitude, Beichen and Zhongte and to collect and own all of North Latitude, Beichen and Zhongte’s net profits and net losses. Additionally, under a Proxy Agreement, the shareholders of North Latitude, Beichen and Zhongte have vested their voting control over North Latitude, Beichen and Zhongte to Hunan Beiwei. In order to further reinforce Hunan Beiwei’s rights to control and operate North Latitude, Beichen and Zhongte, North Latitude, Beichen and Zhongte and its shareholders have granted Hunan Beiwei, under an Option Agreement, the exclusive right and option to acquire all of their equity interests in North Latitude, Beichen and Zhongte, or, alternatively, all of the assets of North Latitude, Beichen and Zhongte. Further, the shareholders of North Latitude, Beichen and Zhongte agreed to pledge all of their rights, titles and interests in North Latitude, Beichen and Zhongte to Hunan Beiwei under an Equity Pledge Agreement.

Upon entry of these contractual arrangements, North Latitude, Beichen and Zhongte became the Variable Interest Entities (“VIE”) of Hunan Beiwei pursuant to FIN 46 (R) and Hunan Beiwei was able to carry out business operations through North Latitude, Beichen and Zhongte.

Set forth below is our organizational chart:

TK Star Design, Inc
Nevada
100% Ownership
Phoenix International (China) Limited
Hong Kong
100% Ownership
Hunan Beiwei International Media Consulting Co., Ltd
PRC
Contractual Arrangements
Changsha North Latitude 30 Cultural Communications Co., Ltd.
PRC
Changsha Beichen Cultural Communications Co., Ltd.
PRC
Changsha Zhongte Trade Advertising Co., Ltd.
PRC

North Latitude was formed in Changsha, Hunan Province, China, in August, 2003. Mr. Guolin Yang is the founder and owner of North Latitude.

Beichen was formed in in Changsha, Hunan Province, China in June, 2008. Mr. Guolin Yang is the founder and controlling shareholder of Beichen.

Zhongte was formed in Changsha, Hunan Province, China in September, 2002.  Mr. Hongdong Xu is the founder and controlling shareholder.

In the remainder of this current report on Form 8-K, “we, us or our” refers to Phoenix International, Hunan Beiwei, North Latitude, Beichen and Zhongte, collectively.

Business Overview

We mainly engage in the business of advertisement and brand name development in China, especially in Hunan Province and other southern Chinese provinces. Our business operations are carried out through our variable interest entities North Latitude, Beichen and Zhongte. Each of the North Latitude, Beichen and Zhongte has its own focus area: North Latitude and Beichen are both specialized in automobile industrial advertisement and brank name development while North Latitude focuses on organizing the auto exhibitions and product promotional events and Beichen focuses on the advertisement coverage on regular media such as TV channels, radio and newspaper. Zhongte focuses on advertisement of other industries, especially food and textile industries.

North Latitude is one of the largest automobile advertising and brand name developing companies in Hunan Province, China. Its main business is organizing product exhibitions and promotional events for automobile companies.  North Latitude is the designated national advertising agency of Changsha Automobile Plant, a local division of FOTON which is one of the largest commercial vehicle manufacturers in Asia. North Latitude is the Hunan Province exclusive advertising agent for over 10 well-known automobile brands, including Faw-Volkswagen, Shanghai Volkswagen, Dongfeng Citroen, Faw Toyota, Guangzhou Honda, SAIC MG and etc. It also represents, on non-exclusive basis, more than 30 other automobile brands in Hunan and neighboring provinces. It has designed and organized hundreds of product exhibitions and promotional events and gained high reputation in automotive industry in Hunan region.

Beichen, like North Latitude, also provides advertising services for automobile industries. Unlike North Latitude, however, Beichen focuses on the advertising coverage on regular media such as television channels, radio, newspaper and magazines. Beichen acquired exclusive contracts with a number of media companies for advertising coverage on automobile industries and products.  It has signed such contracts with Hunan Daily (newspaper), Golden Eagle 995 Radio Station, Hunan People’s Radio Station-Traffic channel, Changsha TV News channel, Voices Online auto channel, etc. It is currently negotiating with Hunan Economic TV station, Hunan Economic TV metropolis channel, and Hunan TV public channel for the exclusive coverage.

Zhongte provides comprehensive advertising services for a variety of industries, especially food and textile industries. Its customers include several China’s most famous brands such as SEVEN brand apparel, WangBuLiao apparel, Huang Ye Bing-Lang, Ausnutria Dairy and many others.  Zhongte also signed exclusive advertising coverage contracts with a number of major media companies including Hunan Satellite TV and a few time intervals of its sub-channels, Hunan Economic TV and a few time intervals of its sub-channels, Changsha TV new channel industry advertisement, Changsha Digital Mobile TV industry advertisement. In addition to the conventional advertisement business, Zhongte also engages in the Elevator Door Advertisement Business (put advertisement posters on elevator doors), which is a new and trendy business in China. It has signed up approximately1,000 elevator locations in Hunan, and 1,000 elevator locations in other regions.  This new business has generated approximately 2.4 million USD in sales in 2009. Zhongte plans to expand the Elevator Door Advertisement to 7 major cities in South and South-Central China and sign up 21,600 elevator door locations.

Our Market

Advertising  Market in China:

China has become one of the fastest growing advertising markets. According to the data from China National Bureau of Statistics, the 2009 China GDP is 33.5 billion RMB. By the comparable price computation, it grows 8.7% compared to the same period. In 2009, the Big Four traditional media advertising consumption totals 752.1 Billion Yuan, accounting for 2.24% of GDP, and increased by 16% compared to the same period in the previous year. During the period from year 2001 to 2007, the Chinese advertising market remained a stable and rapid growth, and the annual compound rate of growth achieved 13.96%. China economy’s stable and healthy growth and increasing domestic consumption created a good environment for the advertising industry. The television media is still the biggest player in the advertising market and takes 87% of the market share, followed by radio stations, magazines and newspaper. In addition, the internet advertising, as a new popular media, demonstrated impressive achievements. The Chinese internet advertisement industry has overall sales of 21 billion in 2009, a growth of 7.9% compared to the same period.

In year 2007, China advertising market scale ranked 5th globally. However, due to the huge population base, China’s annual advertising cost per capita is only $18 USD. Compared to the global average of $70.4 USD, the US average of $921.4 USD and Japan average of $485 USD, there is huge room for growth.

Advertising Market in Hunan Province, China:

In 2009, the regional GDP of Hunan Province is 1.293 Trillion RMB Yuan, a growth of 13.6%, accounting for 3.86% of the national GDP and 4.9 percentage points higher than the national average. The great economy brings unlimited business opportunities to the advertising industry in Hunan. In 2009, the total advertising consumption in Hunan reached 4.5 Billion USD, a growth rate of 14.9% compared to 2008 and is even higher than the growth rate of GDP of Hunan. (Data source: National Bureau of statistics; State Administration of Radio, Film and Television; the Advertising Industry Association)

Sales and Marketing

We carried out the sale and marketing activities solely through our own sales and marketing departments. We do not use any broker or agency to carry out sales and marketing activities.

Our Customers

Our business operations are carried out through our variable interest entities North Latitude, Beichen and Zhongte. Each of their customers vary depending on the focus of each of their own business.

North Latitude is one of the largest automobile advertising and brand name developing companies in Hunan Province, China. North Latitude is the designated national advertising agency of Changsha Automobile Plant, a local division of FOTON which is one of the largest commercial vehicle manufacturers in Asia. North Latitude is the Hunan Province exclusive advertising agent for over 10 well-known automobile brands, including Faw-Volkswagen, Shanghai Volkswagen, Dongfeng Citroen, Faw Toyota, Guangzhou Honda, SAIC MG and etc. It also represents, on non-exclusive basis, more than 30 other automobile brands in Hunan and neighboring provinces. It has designed and organized hundreds of product exhibitions and promotional events and gained high reputation in automotive industry in Hunan region.

Beichen, like North Latitude, also provides advertising services for automobile industries. Its customers include Faw-Volkswagen, Shanghai Volkswagen, Dongfeng Citroen, Faw Toyota, Guangzhou Honda, SAIC MG and etc.

Zhongte provides comprehensive advertising services for a variety of industries, especially food and textile industries. Its customers include several China’s most famous brands such as SEVEN brand apparel, WangBuLiao apparel, Huang Ye Bing-Lang, Ausnutria Dairy and many others.

Our Strengths

1. We are the leading advertising and brand name developing company in Hunan Province, China and we occupied more than 73% of the Hunan market for automobile industry advertisement.  Our major competitors, including Hunan Public Channel Automobile Program, Changsha Economics and Trade Television Channel Automobile Program and other scattered automobile advertising companies, only have 27% of the Hunan market.

2. We have a group of highly regarded professionals to serve our customers. We also have a top-level management team who has had more than 10 years experiences in advertising business.

3. We have strong relationship with a number of famous automobile companies which enables us to expand our business to other parts of China by becoming the national and multi-regional advertising agencies for our existing customers.

4. We have access to a lot of high quality media resources, such as television stations, radio, newspaper and magazines. Our strong connections with these media enable us to negotiate better contract terms and prices for the media coverage.

Our Strategies

We believe that we are well-positioned to address the advertising demands of our clients by securing additional advertising media resources and also entering the new advertisement media areas such as elevator door advertisement. Our strategies are:

1. Expand our business to more regions and the entire China. Currently we own the majority market shares in Hunan. We plan to first expand to Yangtze River delta. Then we will expand to Pearl River delta region and Beijing-Tianjin metro region.

2. Expand and enhance our portfolio of advertising media resources. We plan to enter exclusive advertising coverage contracts with 20 more media programs. These efforts will increase the volume of our media coverage by 35% annually.

3. Enter new advertisement media area and develop our own media programs. We plan to expand the Elevator Door Advertisement business to 7 major cities in South and South-Central China and sign up 21,600 new elevator door locations. We also plan to develop our own media program such as websites.

4. Continue to expand our advertising customer base.

Research and Development

We do not have significant research and development activities.

Real Estate

We currently leased the 25th and 26th floors of Wanxiang Enterprise Building, No.70 Station North, Changsha, Hunan, China as our office space. Our annual rent is approximately $ 107,600 for such office space.

Intellectual Property

 We do not own any intellectual property.

Employees

We currently employ a total of 87 full-time employees

In compliance with the Employment Contract Law of the PRC, we have written contracts with all our employees for various terms.  The employment agreements include the positions, responsibilities and salaries of the respective employees, as well as the circumstances under which employment may be terminated in compliance with the Employment Contract Law of the PRC.

Government Regulation

Regulations on the Advertising Industry

Under the Catalog and the Administrative Provision on Foreign Investment in the Advertising Industry, jointly promulgated by the SAIC and the MOC on March 2, 2004, foreign investors can invest in PRC advertising companies through either wholly owned enterprises or joint ventures with Chinese parties. Since December 10, 2005, foreign investors have been allowed to own up to 100% equity interest in PRC advertising companies. However, the foreign investors must have at least three years of direct operations in the advertising industry as their core businesses outside of China. This requirement is reduced to two years if foreign investment in the advertising company is in the form of a joint venture. Foreign invested advertising companies can engage in advertising design, production, publishing and agency, provided that certain conditions are met and necessary approvals are obtained.

Our advertising business is operated by our affiliated consolidated entities in China including North Latitude 30, Beichen and Zhongte. The affiliated consolidated entities are currently owned by individual shareholders who are citizens of China, and hold the requisite licenses to provide advertising services in China. The affiliated consolidated entities directly operate our advertising business and enter into advertising agreements with our customers. We expect to continue to depend on the affiliated consolidated entities to operate our advertising business in China. We do not have any equity interest in any of the affiliated consolidated entities but effectively control, and receive the economic benefits of, them through various contractual arrangements.

PRC advertising laws, rules and regulations set forth certain content requirements for advertisements in China, including, among other things, prohibitions on false or misleading content, superlative wording, socially destabilizing content or content involving obscenities, superstition, violence, discrimination or infringement of the public interest. Advertisements for anesthetic, psychotropic, toxic or radioactive drugs are prohibited. There are also specific restrictions and requirements regarding advertisements that relate to matters such as patented products or processes, pharmaceuticals, medical instruments, agrochemicals, foodstuff, alcohol and cosmetics. In addition, all advertisements relating to pharmaceuticals, medical instruments, agrochemicals and veterinary pharmaceuticals, together with any other advertisements which are subject to censorship by administrative authorities according to relevant laws or regulations, must be submitted to relevant authorities for content approval prior to dissemination.

Advertisers, advertising agencies and advertising distributors are required by PRC advertising laws and regulations to ensure that the content of the advertisements they prepare or distribute is true and in full compliance with applicable law.

Regulations on Foreign Currency Exchange

Pursuant to the Foreign Currency Administration Rules promulgated on January 29, 1996 and amended on January 14, 1997 and various regulations issued by the SAFE and other relevant PRC government authorities, RMB is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, require the prior approval from the SAFE or its local branch for conversion of RMB into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the PRC. Payments for transactions that take place within the PRC must be made in RMB. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by the SAFE or its local branch. Unless otherwise approved, domestic enterprises must convert all of their foreign currency receipts into RMB.

Foreign Exchange Registration of Offshore Investment by PRC Residents

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies (“SPV”) by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an SPV for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire "control" over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident's funds used to establish or acquire the offshore entity; (3) covering the use of existing offshore entities for offshore financings; (4) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (5) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings.

In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006. This date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to distribute profits to us or otherwise materially adversely affect us. Many of the terms and provisions in Circular 75 and Notice 106 remain unclear and implementation by central SAFE and local SAFE branches of Circular 75 and Notice 106 have been inconsistent since their adoption. Therefore, we cannot predict how Circular 75 and Notice 106 will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries' ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 and Notice 106 by our PRC resident beneficial holders.

Dividend Distribution

The principal laws, rules and regulations governing dividends paid by our PRC subsidiary include the Company Law of the PRC (1993), as amended in 2006, Wholly Foreign Owned Enterprise Law (1986), as amended in 2000, and Wholly Foreign Owned Enterprise Law Implementation Rules (1990), as amended in 2001. Under these laws and regulations, each of our PRC subsidiary and our affiliated consolidated entities in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiary and affiliated consolidated entities is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves or statutory capital reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital. These reserves are not distributable as cash dividends.

Taxation

On March 16, 2007, the National People’s Congress of China passed the New EIT Law, and on November 28, 2007, the State Council of China passed the EIT Law Implementing Rules which took effect on January 1, 2008. The EIT Law and its implementing rules impose a unified earned income tax, or EIT, rate of 25.0% on all domestic-invested enterprises and foreign invested enterprises, or FIEs, unless they qualify under certain limited exceptions. As a result, our PRC operating subsidiaries are subject to an earned income tax of 25.0%. Before the implementation of the New EIT Law, FIEs established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an EIT rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. In addition, a recent circular issued by the State Administration of Taxation on April 22, 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC enterprise shareholders. This recent circular also subjects such “resident enterprises” to various reporting requirements with the PRC tax authorities.

In addition, the recent circular mentioned above sets out criteria for determining whether “de facto management bodies” are located in China for overseas incorporated, domestically controlled enterprises. However, as this circular only applies to enterprises established outside of China that are controlled by PRC enterprises or groups of PRC enterprises, it remains unclear how the tax authorities will determine the location of “de facto management bodies” for overseas incorporated enterprises that are controlled by individual PRC residents like us and some of our subsidiaries. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In addition, dividends paid to us from our PRC subsidiaries and dividends we pay to our non-PRC shareholders may be subject to a 10% withholding tax.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of our Company, before deciding to invest in our common stock. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our Company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

Risks Relating to Our Business

We are subject to risks relating to the nature of China’s advertising industry.

The nature of the advertising business in China is such that sudden changes in advertising proposals and actual advertisements are frequent. In China, television stations remain responsible for the content of advertisements, and as a result, television stations may reject or recommend changes to the content of advertisements. We are exposed to the risk of unforeseen incidents or disputes with advertising clients. In addition, similar to other companies in our industry in the PRC where relationships between advertising clients within a particular industry and advertising companies are not typically exclusive, we are currently acting for multiple clients within a single industry in a number of industries. If this practice in China were to change in favor of exclusive relationships and if our efforts to respond to this change were ineffective, our business, results of operations and financial condition could be materially and adversely affected.

We rely on contractual arrangements with our affiliated consolidated entities in China, and their shareholders, for our business operations, which may not be as effective in providing operational control or enabling us to derive economic benefits as through ownership of controlling equity interest.

We rely on and expect to continue to rely on contractual arrangements with our affiliated consolidated entities in China and their respective shareholders to operate our advertising services business. These contractual arrangements may not be as effective in providing us with control over the affiliated consolidated entities as ownership of controlling equity interests would be in providing us with control over, or enabling us to derive economic benefits from the operations of, the affiliated consolidated entities. Under the current contractual arrangements, as a legal matter, if any of the affiliated consolidated entities or any of their shareholders fails to perform its, his or her respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of an affiliated consolidated entity were to refuse to transfer their equity interests in such affiliated consolidated entity to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) any affiliated consolidated entity or its shareholders terminate the contractual arrangements or (iii) any affiliated consolidated entity or its shareholders fail to perform their obligations under these contractual arrangements, our business operations in China would be materially and adversely affected, and the value of your stock would substantially decrease. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then current PRC law allows us to directly operate advertising businesses in China.

In addition, if any affiliate consolidated entity or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the affiliated consolidated entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, our ability to generate revenues and the market price of your stock.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

 We may not be able to enter into new, or renew our existing contracts with media.

Our contracts with media such as radio station and television channels are typically for a limited term, without guarantee for renewal upon expiration. Although there are a large number of media in China, the media with the potential to become our business partners are limited. In addition, we face competition for these desirable media resources. While we intend to continue to seek opportunities for acting as the exclusive or non-exclusive advertising agent for desirable media, we may not be successful in obtaining and retaining these resources. As a result, we may not be able to successfully extend or renew our existing agreements with the media, which may have a material adverse effect on our results of operations and business prospects.

We do not maintain liability or disruption, litigation or property insurance, and any business liability or disruption, litigation or property damage we experience might result in substantial costs to us and the diversion of our resources.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business disruption, business liability or similar business insurance products. We have determined that the risks of disruption or liability from our business, the loss or damage to our property, including our facilities, equipment and office furniture, the cost of obtaining insurance coverage for these risks and the difficulties associated with obtaining such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we do not have any business liability, disruption, litigation or property insurance coverage for our operations in China. Any occurrence of an uninsured loss or damage to property, or litigation or business disruption may result in substantial costs to us and the diversion of our resources, which could have an adverse effect on our operating results.

We depend on our senior management’s experience and knowledge of the industry and would be adversely affected by the loss of any of our senior managers.

We are dependent on the continued efforts of our senior management team. If, for any reason, our senior executives do not continue to be active in management, our business, or the financial condition of our Company, our results of operations could be adversely affected. In addition, we do not maintain life insurance on our senior executives and other key employees.

We face significant competition and may suffer from a loss of users and customers as a result.

We expect to face significant competition in our advertising business, particularly from other companies that seek to provide similar services. Many of these competitors have significantly greater financial resources and more personnel than we do. They may also have longer operating histories and more experience in attracting and retaining and managing customers. They may use their experience and resources to compete with us in a variety of ways, including by competing more for users, customers, distributors, media channels and by investing more heavily in research and development and making acquisitions. If we fail to compete effectively, our business, financial condition and results of operation will be adversely affected.

We may face intellectual property infringement claims and other related claims that could be time-consuming and costly to defend and may result in our inability to continue providing certain of our existing services.

Advertising companies are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and other violations of third-party rights. The validity, enforceability and scope of protection of intellectual property, particularly in China, are uncertain and still evolving. In addition, many parties are actively developing and seeking protection for technologies, including seeking patent protection. There may be patents issued or pending that are held by others that cover significant aspects of our technologies, products, business methods or services. As we face increasing competition and as litigation becomes more common in China for resolving commercial disputes, we face a higher risk of being the subject of intellectual property infringement claims.

Intellectual property litigation is expensive and time consuming and could divert resources and management attention from the operations of our businesses. If there is a successful claim of infringement, we may be required to pay substantial fines and damages or enter into royalty or license agreements that may not be available on commercially acceptable terms, if at all. Our failure to obtain a license of the rights on a timely basis could harm our business. Any intellectual property litigation could have a material adverse effect on our business, financial condition or results of operations.

We may have difficulty raising necessary capital to fund operations as a result of market price volatility for our shares of common stock.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies.  For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.  If our business development plans are successful, we may require equity financing to continue to develop and exploit existing and new opportunities related to our industry and to expand into new markets.  The exploitation of our services may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means, and we cannot be certain that we will be able to obtain such financing.

Our inability to fund our capital expenditure requirements may adversely affect our growth and profitability.

Our continued growth is dependent upon our ability to generate more revenue from our existing business and raise capital from outside sources. We believe that in order to continue to capture additional market share, we will have to raise more capital to fund our business operations. In the future we may be unable to obtain the necessary financing on a timely basis and on acceptable terms, and our failure to do so may adversely affect our financial position, competitive position, growth and profitability. Our ability to obtain acceptable financing at any time may depend on a number of factors, including: our financial condition and results of operations, the condition of the PRC economy and the advertising industry in the PRC, and conditions in relevant financial markets in the United States, the PRC and elsewhere in the world.

Risks Relating to Doing Business in China

China’s economic policies could affect our business.

All of our assets are located in China and all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China.

While China’s economy has experienced a significant growth in the past twenty years, growth has been irregular, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Failure to comply with PRC regulations relating to offshore investments by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies (“SPV”) by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an SPV for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire "control" over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident's funds used to establish or acquire the offshore entity; (3) covering the use of existing offshore entities for offshore financings; (4) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (5) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings.

In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006. This date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to distribute profits to us or otherwise materially adversely affect us. Many of the terms and provisions in Circular 75 and Notice 106 remain unclear and implementation by central SAFE and local SAFE branches of Circular 75 and Notice 106 have been inconsistent since their adoption. Therefore, we cannot predict how Circular 75 and Notice 106 will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries' ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 and Notice 106 by our PRC resident beneficial holders.

Capital outflow policies in the People’s Republic of China may hamper our ability to remit income to the United States and all our net assets are restricted assets subject to PRC’s capital outflow policies.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency outside of the PRC. We receive substantially all of our revenues in Renminbi. Under the existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required in those cases in which Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies. The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Since all our affiliated operating entities, business operations, revenues and assets are located in China, approximately 100% of the total net assets of all our consolidated and non-consolidated subsidiaries are subject to Chinese government’s limitations on the transferability of Renminbi to foreign currencies and remittance of Renminbi out of China.

Although we do not import goods into or export goods out of the People’s Republic of China, fluctuation of the RMB may indirectly affect our financial condition by affecting the volume of cross-border money flow.

The value of the RMB fluctuates and is subject to changes in the People’s Republic of China political and economic conditions. Since July 2005, the conversion of RMB into foreign currencies, including USD, has been based on rates set by the People’s Bank of China which are set based upon the interbank foreign exchange market rates and current exchange rates of a basket of currencies on the world financial markets.

We may face obstacles from the communist system in the People’s Republic of China.

Foreign companies conducting operations in the People’s Republic of China face significant political, economic and legal risks. The Communist regime in the People’s Republic of China, including a stifling bureaucracy may hinder Western investment.

We may have difficulty establishing adequate management, legal and financial controls in The People’s Republic of China.

The People’s Republic of China historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in The People’s Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Because our assets and operations are located in the P.R.China, you may have difficulty enforcing any civil liabilities against us under the securities and other laws of the United States or any state.

We are a holding company, and all of our assets are located in the P.R.China. In addition, our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these non-residents, or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state.

There is uncertainty as to whether courts of the P.R.China would enforce judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or in original actions brought in the P.R.China, liabilities against us or non-residents predicated upon the securities laws of the United States or any state. Enforcement of a foreign judgment in the P.R.China also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors’ rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

The PRC legal system embodies uncertainties, which could limit law enforcement availability.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 27 years has significantly enhanced the protections afforded to various forms of foreign investment in China. Each of our PRC operating subsidiaries and affiliates is subject to PRC laws and regulations. However, these laws and regulations change frequently and the interpretation and enforcement involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protection that we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability to enforce our contracts, could affect our business and operation. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the industries in which we operate, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement, including our ability to enforce our agreements with the government entities and other foreign investors.

The admission of China into the World Trade Organization could lead to increased foreign competition.

Provincial and central government authorities regulate the natural gas industry for safety and ensure that all areas receive natural gas service. However, as a result of China becoming a member of the World Trade Organization (WTO), restrictions on foreign investment in the industry may be reduced. With China’s need to meet growth in natural gas demand and the WTO’s requirement for a reduction of restrictions on foreign investment as a condition of membership, such events could lead to increased competition in the natural gas industry.

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business. We are considered a foreign person or foreign invested enterprise under PRC law. As a result, we are subject to PRC law limitations on foreign ownership of Chinese companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Risks Related to Corporate and Stock Matters

Risks related to our common stock

The market price for our common stock may be volatile.

The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

actual or anticipated fluctuations in our quarterly operating results,

announcements of new services by us or our competitors,

changes in financial estimates by securities analysts,

changes in the economic performance or market valuations of other companies involved in the same industry,

announcements by our competitors of significant acquisitions, strategic  partnerships, joint ventures or capital commitments,

additions or departures of key personnel,

potential litigation, or

conditions in the market.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Shareholders could experience substantial dilution.

We may issue additional shares of our capital stock to raise additional cash for working capital.  If we issue additional shares of our capital stock, our shareholders will experience dilution in their respective percentage ownership in the company.

We have no present intention to pay dividends.

Neither during the preceding two fiscal years nor during the year ended December 31, 2010 did we pay dividends or make other cash distributions on our common stock, and we do not expect to declare or pay any dividends in the foreseeable future. We intend to retain any future earnings for working capital and to finance current operations and expansion of our business.

A large portion of our common stock is controlled by a small number of shareholders.

A large portion of our common stock is held by a small number of shareholders.  As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary   corporate transactions including business combinations.  In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

We may be subject to "penny stock" regulations.

The Securities and Exchange Commission, or SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and our sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  These additional sales practice and disclosure requirements could impede the sale of our securities. Whenever any of our securities become subject to the penny stock rules, holders of those securities may have difficulty in selling those securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report, including in the documents incorporated by reference into this Current Report, includes some statements that are not purely historical and that are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Current Report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the Share Exchange and related transactions.  There can be no assurance that future developments actually affecting us will be those anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  These risks and uncertainties, along with others, are described above under the heading “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion should be read in conjunction with the other sections of this Current Report, including “Risk Factors,” “Description of the Company” and the Financial Statements attached hereto as Exhibits 99.1 and 99.2 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Current Report.  See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results may differ materially.

Overview

 We mainly engage in the business of advertisement and brand name development in China, especially in Hunan Province and other southern Chinese provinces. Our business operations are carried out through our variable interest entities North Latitude, Beichen and Zhongte. Each of the North Latitude, Beichen and Zhongte has its own focus area: North Latitude  and Beichen are both specialized in advertisement and brank name development for automobile industry while North Latitude focuses on organizing the auto exhibitions and product promotional events and Beichen focuses on the advertisement coverage on regular media such as TV channels, radio and newspaper. Zhongte focuses on advertisement of other industries, especially food and textile industries.

North Latitude is one of the largest automobile advertising and brand name developing companies in Hunan Province, China. Its main business is organizing product exhibitions and promotional events for automobile companies.  North Latitude is the designated national advertising agency of Changsha Automobile Plant, a local division of FOTON which is one of the largest commercial vehicle manufacturers in Asia. North Latitude is the Hunan Province exclusive advertising agent for over 10 well-known automobile brands, including Faw-Volkswagen, Shanghai Volkswagen, Dongfeng Citroen, Faw Toyota, Guangzhou Honda, SAIC MG and etc. It also represents, on non-exclusive basis,  more than 30 other automobile brands in Hunan and neighboring provinces. It has designed and organized hundreds of product exhibitions and promotional events and gained high reputation in automotive industry in Hunan region.

Beichen, like North Latitude, also provides advertising services for automobile industries. Unlike North Latitude, however, Beichen focuses on the advertising coverage on regular media such as television channels, radio, newspaper and magazines. Beichen acquired exclusive contracts with a number of media companies for advertising coverage on automobile industries and products.  It has signed such contracts with Hunan Daily (newspaper), Golden Eagle 995 Radio Station, Hunan People’s Radio Station-Traffic channel, Changsha TV News channel, Voices Online auto channel, etc. It is currently negotiating with Hunan Economic TV station, Hunan Economic TV metropolis channel, and Hunan TV public channel for the exclusive coverage.

Zhongte provides comprehensive advertising services for a variety of industries, especially food and textile industries. Its customers include several China’s most famous brands such as SEVEN brand apparel, WangBuLiao apparel, Huang Ye Bing-Lang, Ausnutria Dairy and many others.  Zhongte also signed exclusive advertising coverage contracts with a number of major media companies including Hunan Satellite TV and a few time intervals of its sub-channels, Hunan Economic TV and a few time intervals of its sub-channels, Changsha TV new channel industry advertisement, Changsha Digital Mobile TV industry advertisement. In addition to the conventional advertisement business, Zhongte also engages in the Elevator Door Advertisement Business (put advertisement posters on elevator doors), which is a new and trendy business in China. It has signed up approximately1,000 elevator locations in Hunan, and 1,000 elevator locations in other regions.  This new business has generated approximately 2.4 million USD in sales in 2009. Zhongte plans to expand the Elevator Door Advertisement to 7 major cities in South and South-Central China and sign up 21,600 elevator door locations.

Results of Operations - Three Months ended March 31, 2011 and 2010

The following table shows the operating results of the Company for the three months ended March 31, 2011 and 2010:

	For the Three Month Ended March 31,
	2011	2010

Sales	$4,914,616	$2,179,978
Cost of sales	3,868,302	1,325,518
Gross profit	1,046,314	854,460
Operating expenses
Selling, general and administrative	209,825	133,459
Income from operations	836,489	721,001

Other income (expenses):
Interest income (expense)	(3,909)	134
Non-operating expenses	(226)	(326)
Total other expenses	(4,135)	(192)

Income before provision for income taxes	832,354	720,809
Provision for income tax	(205,712)	(182,078)
Net income	626,642	538,731
Other comprehensive income
Foreign currency translation adjustment	43,929	248
Comprehensive income	$670,571	$538,979

Sales:

Our sales for the three months ended March 31, 2011 were $4,914,616, an increase of $2,734,638, or 125.44% from our sales of $2,179,978 for the three months ended March 31, 2010. Such increase was mainly due to our continued sales and marketing efforts to serve our existing customers. The new customers also contributed to the sales growth.

Cost of Sales:

Our cost of sales for the three months ended March 31, 2011 was $3,868,302, an increase of $2,542,784, as compared to $1,325,518 for the three months ended March 31, 2010. This increase was primarily due to the expansion of our business. Our cost of sales consists primarily of expenses associated with the service, including fees paid to third parties for advertisements.

Gross Profit:

As a result of the foregoing, we generated an operating profit of $1,046,314 for three months ended March 31, 2011, a 22.45% increase from comparable period in 2010.

Operating Expenses:

Operating expenses, including selling expenses, and general and administrative expenses, were $209,825 for the three months ended March 31, 2011 as compared to $133,459 for the three months ended March 31, 2010, an increase of $76,366. The increase of these major expenses was due to our commencement of production and distribution activities.

Income Taxes:

Our business operations were solely conducted by Beichen, Zhongte and Beiwei, which were incorporated in the PRC. They were governed by the PRC Enterprise Income Tax Laws.  In accordance with the Income Tax Laws, a PRC domestic company is subject to the following taxes, including but not limited to: (i) enterprise income tax rate has been adjusted from 33% to 25% effective from January 1, 2008, when the new PRC Enterprise Income Tax Laws became effective; and (ii) value added tax at the rate of 17% for most of the goods sold.

Our income tax was $205,712 for the three months ended March 31, 2011, comparing to $182,078 for the same quarter ended March 31, 2010, an increase of $23,634. Such increase is due to the increased income from operations.

Net Income:

Net income for the three months ended March 31, 2011 was $626,642, an increase of $87,911 from $538,731 compared with that of the three months ended March 31, 2010. This increase was the result of the synergy of operations among Beichen, Zhongte, Beiwei beginningin 2011. Management believes that this trend will continue during our 2011 fiscal year and beyond.

Foreign Currency Translation Adjustment:

Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Currency translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of stockholders' equity and amounted to $43,929 as of March 31, 2011. The balance sheet amounts with the exception of equity at March 31, 2011 and December 31, 2010 were translated at RMB 6.5701 and RMB 6.5920 to 1.00 U.S. dollar. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the three months ended March 31, 2011 and 2010 were RMB 6.5894 and RMB 6.8360 to 1.00 U.S. dollar.

Liquidity and Capital Resources

As of March 31, 2011, we had cash and cash equivalents of $825,229. Our current assets were $11,173,040 and our current liabilities were $7,396,688 as of March 31, 2011, which resulted in a current ratio of approximately 1.51:1. Total stock holders’ equity as of March 31, 2011 was $6,856,131.

The following table sets forth a summary of our cash flows for the periods indicated:

	For the Three Months Ended March 31,
	2011	2010

Net cash provided by operating activities	29,332	603,034
Net cash used in investing activities	(6,519)	-

Net cash provided by operating activities was $29,332 for the three months ended March 31, 2011, an decrease of $573,702 from $603,034 for the three months ended March 31, 2010 primarily as a result of increase in advance payments for certain media.

Net cash used in investing activities was $6,519 for the three months ended March 31, 2011, which was an increase of $6,519 from $0 for the three months ended March 31, 2010.

Results of Operations - Years ended December 31, 2010 and 2009

The following table sets forth information from our statements of operations for the years ended December 31, 2010 and 2009:

	For the Years Ended December 31,
	2010	2009

Sales	$18,052,818	$8,643,258
Cost of sales	10,797,743	5,442,973
Gross profit	7,255,075	3,200,285

Operating expenses
Selling, general and administrative expenses	861,584	628,128
Total operating expenses	861,584	628,128

Income from operations	6,393,491	2,572,157

Other income (expenses):
Interest income (expense)	(5,717)	357
Non-operating expenses	(12,066)	(707)
Total other expenses	(17,783)	(350)

Income before provision for income taxes	6,375,708	2,571,807
Provision for income tax	(1,654,272)	(631,037)
Net income	4,721,436	1,940,770
Other comprehensive income
Foreign currency translation adjustment	161,941	1,215

Comprehensive income	$4,883,377	$1,941,985

Sales:

Our sales for the year ended December 31, 2010 were $18,052,818, an increase of $9,409,560, or 108.87% from our sales of $8,643,258 for the year ended December 31, 2009.  Such increase was mainly due to our continued sales and marketing efforts to serve our existing customers.  The new customers also contributed to the sales growth.

Cost of Sales:

Our cost of sales for the year ended December 31, 2010 was $10,797,743, an increase of $5,354,770, as compared to $5,442,973 for the year ended December 31, 2009. This increase was primarily due to the expansion of our business. Our cost of sales consists primarily of expenses associated with the service, including fees paid to third parties for advertisements.

Gross Profit:

As a result of the foregoing, we generated an operating profit of $7,255,075 in 2010, a 126.7% increase from 2009.

Operating Expenses:

Operating expenses, including selling expenses, and general and administrative expenses, were $861,584 for the year ended December 31, 2010 as compared to $628,128 for the comparable period in 2009, an increase of $233,456. The increase of these major expenses was due to our commencement of production and distribution activities.

Income Taxes:

Our business operations were solely conducted by Beichen, Zhongte and Beiwei, which were incorporated in the PRC. They were governed by the PRC Enterprise Income Tax Laws.  In accordance with the Income Tax Laws, a PRC domestic company is subject to the following taxes, including but not limited to: (i) enterprise income tax rate has been adjusted from 33% to 25% effective from January 1, 2008, when the new PRC Enterprise Income Tax Laws became effective; and (ii) value added tax at the rate of 17% for most of the goods sold.

Our income tax was $1,654,272 for the year ended December 31, 2010, comparing to $631,037 for the year ended December 31, 2009, an increase of $1,023,235. Such increase is due to the increased income from operations.

Net Income:

Net income for the year ended December 31, 2010 was approximately $4,721,436 compared to $1,940,770 for the year ended December 31, 2009, an increase of $2,780,666. The increase in the net income was mainly due to an increase in sales.

Foreign Currency Translation Adjustment:

Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Currency translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of stockholders' equity and amounted to $161,941 as of December 31, 2010. The balance sheet amounts with the exception of equity at December 31, 2010 and 2009 were translated at RMB 6.5920 and RMB 6.8166 to 1.00 U.S. dollar. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the year ended December 31, 2010 and 2009 were RMB 6.7595 and RMB 6.8208 to 1.00 U.S. dollar.

Liquidity and Capital Resources

As of December 31, 2010, we had cash and cash equivalents of $797,093. Our current assets were $9,534,289 and our current liabilities were $6,446,752 as of December 31, 2010, which resulted in a current ratio of approximately 1.48:1. Total stock holders’ equity as of December 31, 2010 was $6,185,560.

The following table sets forth a summary of our cash flows for the periods indicated:

	For the Years Ended December 31,
	2010	2009

Net cash provided by operating activities	2,989,313	1,592,236
Net cash used in investing activities	(3,160,845)	(281,034)
Net cash provided by (used in) financing activities	494,490	(1,042,383)

Net cash provided by operating activities was $2,989,313 for the year ended December 31, 2010, an increase of $1,396,977 from $1,592,236 for the year ended December 31, 2009 primarily as a result of our increased net income.

Net cash used in investing activities was $3,160,845 for the year ended December 31, 2010, which was an increase of $2,879,811 from $281,034 for the year ended December 31, 2009. The increase during the 2010 period was the result of acquisition of property and equipment.

Net cash provided by financing activities amounted to $494,490 for the year ended December 31, 2010, compared to net cash used by financing activities of $1,042,383 for the year ended December 31, 2009. The increase of cash provided by financing activities was primarily the result of a loan borrowed from bank and more cash contributed from shareholders for the year ended December 31, 2010.

We have entered into a loan agreement with Bank of Changsha on July 26, 2010. As of December 31, 2010, we had an aggregate principal amount of $303,400 outstanding under the loan agreement, which matures on on July 27, 2011 and accrues interest at a rate of 5.31% per annum. The loan agreement contains customary affirmative and negative covenants and was mainly guaranteed by a third party. As of December 31, 2010, we were in compliance with the terms of our loan agreement.

Off -Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See Note 2 to our consolidated financial statements, “Basis of Presentation and Summary of Significant Accounting Policies.” We believe that the following paragraphs reflect the more critical accounting policies that currently affect our financial condition and results of operations:

Use of Estimates

The preparation of consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include reserves for accounts receivable and income taxes. Actual results could differ from those estimates.

Revenue Recognition

The Company derives its revenues primarily from designing, producing and distributing advertisements.  Revenue for the Company’s services is recognized when all of the following criteria are satisfied: (a) persuasive evidence of an arrangement exists; (b) the price is fixed or determinable; (c) collectability is reasonably assured; and (d) services have been performed.  Advertising revenue from television advertisement is recognized as the commercials are aired.  Advertising revenue from newspapers is recognized when the advertisements are published.  When the Company receives advance payments from clients, management records these amounts as advances from customers until the revenue is recognized.  Because the Company acts as a principle obligor to its advertising clients, the Company reports revenue on a gross basis.

Cash Equivalents

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” codified in ASC Topic 230, the Company considers all highly liquid instruments with original maturities of three months or less to be “cash equivalents”.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from balances outstanding at the end of the period.  Based on its assessment of the credit history with customers having outstanding balances and current relationships with them, management makes conclusions whether any realization of losses on balances outstanding at the end of the period will be deemed uncollectible based on the age of the receivables. The Company reserves 5% of accounts receivable balances that have been outstanding for more than 6 months and less than one year, 20% of accounts receivable balances that have been outstanding for more than one year and less than two years, and 100% of accounts receivable balances that have been outstanding for more than two years. The allowance for doubtful accounts as of December 31, 2010 and 2009 was $141,830 and $31,736, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets as follows:

Vehicles	5 to 8 years
Office equipment and furniture	3 to 5 years
Building and improvements	10 to 20 years

Cost of repairs and maintenance is expensed as incurred. Gain or loss on disposal of property and equipment, if any, is recognized in the consolidated statements of operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Pre-Series Transactions

Prior to the Series Transactions as described under Item 1.01 of this Current Report on Form 8-K, as of July 20, 2011, we had 11,250,000 shares of common stock outstanding which are held by 40 shareholders. The following table sets forth information known to us regarding beneficial ownership of our common stock as of July 17 prior to the Series Transaction: each person known or believed by us to own, directly or beneficially, more than 5% of our common stock, each of our directors, and all of our officers and directors as a group.

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by the owners, have sole investment and voting power over the shares.

Name and Address of Beneficial Owner (a)	Number of Shares Beneficially Owned (b)	Percent of Class

Thomas P. Kinney	10,500,000	93.3%
Terry Kowalsky	65,000 (d)	.6%

Officers and Directors as a group (2 members)	10,565,000 (c)	93.9%

(a) The address for each person is 220 Dupont Avenue, Newburgh, NY 12540

(b) Unless otherwise indicated, TK Star believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c) SEC Release 33-4819 states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. The number of shares indicated as being owned by all officers and directors takes this into account. Nevertheless, both Terry Kowalsky and his spouse Catherine Kowalsky disclaim any beneficial interest in or control over any of those shares owned by the other, other than that which may be attributed to each of them by operation of law.

(d) Does not include 10,000 shares owned by Catherine E. Kowalsky, spouse of Terry Kowalsky, a Company director. Mr. Kowalsky disclaims any beneficial interest in or control over any of such 10,000 shares other than that which may be attributed to him by operation of law.

Post-Series Transactions

As of July 20, 2011, immediately following the closing of the Series Transactions as described under Item 1.01 of this Current Report on Form 8-K, there will be 43,485,700 shares of common stock outstanding.  The following table sets forth certain information concerning the number of PUBCO common shares owned beneficially by : each person known or believed by us to own, directly or beneficially, more than 5% of our common stock, each of our directors, and all of our officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the common shares shown.

	Amount and Nature of
Name and Address of Beneficial Owners (a)	Beneficial Ownership	Percent of Class (b)

Directors and Executive Officers

Guolin Yang Director, Chairman of the Board President, CEO 25-26F Wanxiang Enterprise Building, No.70 Station North Road, Changsha, Hunan Province, China, Postal Code: 410001	17,873,934	41.10%
Jun Liang Director, CFO, CSO 25-26F Wanxiang Enterprise Building, No.70 Station North Road, Changsha, Hunan Province, China, Postal Code: 410001	10,163,610	23.37%
Hongdong Xu Director, COO	7,009,386	16.12%
25-26F Wanxiang Enterprise Building, No.70 Station North Road, Changsha, Hunan Province, China, Postal Code: 410001
Officers and Directors as a group	35,046,930	80.59%

Greater Than 5% Shareholders

Guolin Yang 25-26F Wanxiang Enterprise Building, No.70 Station North Road, Changsha, Hunan Province, China, Postal Code: 410001	17,873,934	41.10%
Jun Liang 25-26F Wanxiang Enterprise Building, No.70 Station North Road, Changsha, Hunan Province, China, Postal Code: 410001	10,163,610	23.37%
Hongdong Xu	7,009,386	16.12%
25-26F Wanxiang Enterprise Building, No.70 Station North Road, Changsha, Hunan Province, China, Postal Code: 410001

Greater Than 5% Shareholders as a group	35,046,930	80.59%

(a) Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(b) Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares. Based on 43,485,700 shares of Common Stock issued and outstanding post-series transactions.

Change in Control

Reference is made to Item 5.01 of this Current Report on Form 8-K for a description of the change in control of PUBCO as a result of the transactions disclosed herein which is hereby incorporated by reference.

MANAGEMENT

Directors and Executive Officers Prior to the Series Transactions

Name	Age	Title

Thomas P. Kinney	52	President, CEO, CFO and chairman
Terry Kowalsky	47	Director

Thomas P. Kinney – founded us as an unincorporated business in 1980 and has been involved in various aspects of the gym equipment business ever since. He has been employed in this role as a sole owner consistently since 1980.

Terry Kowalsky – became a director in November 2008. He has owned and managed local gyms for 15 years. From March 1999 to February 2006, he was general manager of the New York Sports Club, a privately-owned gym in Croton, NY. Since March 2006 he has been a nuclear security officer for Entergy in Buchanan, NY.

Officers and Directors After the Series Transactions

In connection with the above described share exchange agreement, Thomas P. Kinney resigned as an Chief Executive Officer, Chief Financial Officer and President, effective immediately upon closing of Share Exchange Agreement, and resigned as a Director, Chairman of the Board, Secretary of the Board and Treasurer of the Board, effective on the 10th day after an Information Statement (the “Information Statement”) has been filed and distributed to our stockholders in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act in order to effect a change in majority control of the Company's Board of Directors.  Terry Kowalsky resigned as a director, effective on the 10th day after such Information Statement has been filed and distributed to our stockholders.

Guolin Yang was named the President and Chief Executive Officer, effective immediately upon closing of Share Exchange Agreement and was named Chairman of the Board, Secretary of the Board, Treasurer of the Board and the Director, effective on the 10th day after such Information Statement has been filed and distributed to our stockholders.

Jun Liang was named the Chief Financial Officer and Chief Strategic Officer, effective immediately upon closing of Share Exchange Agreement and was named the Director, effective on the 10th day after this Information Statement has been distributed to our stockholders.

Hongdong Xu was named the Chief Operation Officer, effective immediately upon closing of Share Exchange Agreement, and was named the Director, effective on the 10th day after this Information Statement has been distributed to our stockholders

The following sets forth information regarding the new directors and executive officers of the Company.

Name	Age	Title

Guolin Yang	38	President, CEO, and Chairman and Director
Jun Liang	44	CFO, CSO, Director
Hongdong Xu	36	COO, Director

Guolin Yang served as the Vice President of Real Estate Newspaper at Hunan Reporter Branch and Assistant Director of Reference Information Newspaper Hunan Branch, General Manager of Sanding Investment Company, adjunct professor of Hunan University, adjunct professor, vice chairman of Hunan Automobile Profession Association, Council Executive of Hunan Province Advertisement Association, vice president of Hunan Advertisement Education Council. He formed North Latitude in 2003 and formed Beichen in 2008.

Jun Liang has a bachelor’s degree in Public Relations and a Master’s degree in Business Administration. He also serves as executive member of the council and assistant deputy secretary-general of Chinese Plan Association; He is a certified senior planner; certified senior photographer and certified senior media operator. He participated and co-founded Changsha TV politics and law channel and founded the second Chinese digital wireless multimedia – Changsha Mobile TV. He is a successful journalist and Deputy Director of Changsha TV politics and law channel and news channel. He has been in charge of advertisement management for over ten years and hosted promotional events for D.B.E. Jewelry, Guangzhou Baiyun Mountain Drug Manufacture – Zhengqing Drugs and etc; He won many awards from National Broadcast and Television Bureau, Ministry of Justice, Broadcast and TV Association, Chinese Advertisement Association. He received Annual National Advertising People Silver award and Bronze award. He planned large-scale concerts and shows such as “Faye Wong Changsha Concert”, Guangxi Bama Second International Longevity Tourism Culture Festival.

Hongdong Xu has a bachelor’s degree in Law. He is a senior media advertisement operator. He was the manager of Hunan Louyuan Advertisement Company, the Media Supervisor General, Chief Customer Officer and Vice General Manager of Hunan Lucky Star Advertising Company. He has strong connection with Hunan Satellite TV, Hunan Economic TV, Changsha TV News Channel and Changsha Mobile TV. Mr. Xu, with his many years of experience in the industry and established good service relationships with customers who owns more than 1 billion capital assets and over tens of millions in advertising spending, among them are SEVEN Brands, Huangye Bing-Lang, WangBuLiao Apparel and etc. He formed Zhongte in 2003.

Family Relationships

There are no family relationships between or among any of the current and incoming directors or executive officers.

Involvement in Certain Legal Proceedings

To the knowledge of us, no executive officer or director has been involved in the last five years in any of the following:

Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Meetings; Board Committees and Director Independence

The board of directors held no formal meetings during the most recently completed fiscal year.  All proceedings of the board of directors were conducted by resolutions consented to in writing by the sole director and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the sole director entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

As of this date, PUBCO’s board of directors has not appointed a nominating committee, audit committee or compensation committee, or committees performing similar functions nor does it have a written nominating, compensation or audit committee charter.  The board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by the board of directors.  Further, PUBCO is not required to have an audit, compensation or nominating committee.  Accordingly, PUBCO does not have an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act and the Exchange Act.  The functions ordinarily handled by these committees are currently handled by the entire board of directors.  The board of directors intends, however, to review the governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of PUBCO’s business.

We are presently evaluating whether either of the current or incoming director is considered “independent” as the term is used in Item 407(a) of Regulation S-K promulgated under the Securities Act.  We are not currently subject to any law, rule or regulation, however, requiring that all or any portion of our board of directors include “independent” directors.

We do not have any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors.  We believe that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level.  We do not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees.  Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

We intend to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by a U.S. national securities exchange.  Therefore, we intend that a majority of our directors eventually will be independent directors and at least one of our new independent directors will qualify as an “audit committee financial expert.”  Additionally, we will adopt charters relative to each such committee.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Current Report.  We do not have a policy regarding the attendance of board members at the annual meeting of stockholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

Former Executive Officers:

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal periods ended December 31, 2010 and 2009. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total

Thomas P. Kinney CEO	2010	$ 103,437	-	-	$ 103,437
	2009	$ 129,953	-	-	$ 129,953

Incoming Executive Officers

The following table sets forth information relating to all compensation awarded to, earned by or paid to our incoming Chairman, President and Chief Executive Officer, our incoming Chief Financial Officer and each of the other three highest paid executives, if any, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2010 and 2009, for all services rendered in all capacities during the years ended December 31, 2010 and 2009, respectively.

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total

Guolin Yang CEO, President	2010	$45,000	0	0	$45,000
	2009	$45,000	0-	0-	$45,000

Jun Liang	2010	$ 26,000	0	0	$ 26,000
CFO, CSO	2009	$ 26,000	0-	0-	$ 26,000

Hongdong Xu	2010	$ 45,000	0	0	$ 45,000
COO	2009	$ 45,000	0-	0-	$ 45,000

Grants of Plan-Based Awards in Fiscal Year 2010

There was no option or other equity grants in 2010.

Outstanding Equity Awards at 2010 Fiscal Year End

There were no options or other equity awards outstanding in 2010.

Option Exercises and Stock Vested in Fiscal 2010

There were no option exercises or stock vested in 2010.

Pension Benefits

There were no pension benefit plans in effect in 2010.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

There were no nonqualified defined contribution or other nonqualified deferred compensation plans in effect in 2010

Compensation of Directors

We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

Equity Compensation Plans

Currently, we do not have a stock option plan, restricted stock plan and/or other equity compensation plan for the benefit of directors, officers, employees and other eligible participants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to the share exchange agreement, our office and mailing address is 220 Dupont Avenue, Newburgh, NY 12540. The space is provided to us by our President, Mr. Kinney, at a cost of $150 per month (or $1,800 per year). There is no written lease agreement. Mr. Kinney uses his own vehicle and equipment when performing work for us.

On July 20, 2011,in consideration of the cancellation of 10,496,000 shares of PUBCO held and owned by Thomas P. Kinney under the Common Stock Purchase Agreement, on the same day, July 20, 2011, PUBCO entered an Assignment and Assumption Agreement with Thomas P. Kinney, under which PUBCO assigned to Thomas P. Kinney all the rights and interests in the assets and business of PUBCO and Thomas P. Kinney assumed all Assumed Liabilities (as defined in the Assignment and Assumption Agreement) of PUBCO.

Policy for Approval of Related Party Transactions

We do not currently have a formal related party approval policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

LEGAL PROCEEDINGS

The Company does not have any material proceedings pending nor is it aware of any pending investigation or threatened litigation by any third party other than the matter discussed below.

DESCRIPTION OF SECURITIES

General

The authorized capital stock of PUBCO consists of 99,000,000 shares of Common Stock at $0.001 par value, of which there are 43,485,700 shares of Common Stock are issued and outstanding upon the completion of the Series Transactions. There are 1,000,000 shares of Preferred Stock authorized of which none are issued and outstanding.

Common Stock

The holders of PUBCO’s common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of PUBCO’s stockholders.  Holders of common stock do not have cumulative voting rights.  PUBCO’s stockholders have no preemptive rights or other similar rights to acquire additional shares of PUBCO’s common stock or other securities.  Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of common stock entitles its holder to participate ratably in all remaining assets of PUBCO that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of preferred stock.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK

AND RELATED SHAREHOLDER MATTERS

PUBCO’s common stock is traded on the OTCBB under the symbol “TKSZ”.  There is no trading market for our stock.  Our stockholders may find it difficult to sell their shares.  The following table sets forth, for the periods indicated, the reported high and low quotations for our common stock as reported in the over-the-counter market.

	High		Low
Fiscal year ended
December 31, 2010
First Quarter	$	N/A	$	N/A
Second Quarter		N/A		N/A
Third Quarter		N/A		N/A
Fourth Quarter		N/A		N/A

Fiscal year ended
December 31, 2009
First Quarter	$	N/A	$	N/A
Second Quarter		N/A		N/A
Third Quarter		N/A		N/A
Fourth Quarter		N/A		N/A

Stockholders

Immediately after the closing of the Share Exchange, we had approximately 18 stockholders of record of our issued and outstanding common stock.

Dividend Policy

We do not currently intend to pay any cash dividends in the foreseeable future on our common stock and, instead, intend to retain earnings, if any, for future operation and expansion.  Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

Equity Compensation Plan Information

We currently do not have any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The PUBCO has a provision in its Certificate of Incorporation at Article XIII thereof providing for indemnification of its officers and directors as follows:

The Corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended. The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director's of officer's acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Item 3.02 Unregistered Sales of Equity Securities.

As described under Item 1.01 of this Current Report on Form 8-K, on  July 20, 2011, PUBCO entered into a Share Exchange Agreement with Phoenix International and Phoenix International Shareholders. Pursuant to the terms of the Share Exchange Agreement, PUBCO agreed to acquire all of the issued and outstanding shares of Phoenix International from the Phoenix International Shareholders in exchange for the issuance by PUBCO to the Phoenix International Shareholders of an aggregate of 36,351,500 newly-issued shares of common stock of PUBCO, $ 0.001 par value per share (the “Share Exchange”), which, upon completion of the transactions contemplated by the Share Exchange Agreement, will constitute a controlling majority of PUBCO’s issued and outstanding shares of common stock.  Upon consummation of the Share Exchange, Phoenix International will become a wholly-owned subsidiary of PUBCO.

Immediately upon the entry of the Share Exchange Agreement on July 20, 2011, PUBCO entered into Subscription Agreements with a group of accredited investors Pursuant to the Subscription Agreements, the Investors purchased (i) 615,000 shares of the PUBCO’s common stock (the “Purchased Shares”) for the purchase price of $1.00 per share; (ii) Series A share purchase warrants to purchase, individually one share of the PUBCO’s common stock and, collectively, 1,230,000 shares of the PUBCO’s common stock (the “Series A Warrants”); (iii) Series B share purchase warrants to purchase, individually one share of the PUBCO’s common stock and, collectively, 1,230,000 shares of the PUBCO’s common stock (the “Series B Warrants”); (iv) Series C share purchase warrants to purchase, individually one share of the PUBCO’s common stock and, collectively, 615,0000 shares of the PUBCO’s common stock (the “Series C Warrants”); and (v) Series D share purchase warrants  to purchase , individually one share of the PUBCO’s common stock and, collectively, 615,000 shares of the PUBCO’s common stock (the “Series D Warrants”) (collectively, the Series A Warrants, the Series B Warrants, the Series C Warrants and the Series D Warrants, the “Warrants”).  Each purchase of a Purchased Shares entities the Investors to two shares of Series A Warrants, two shares of Series B Warrants, one share of Series C Warrants and one share of Series D Warrants.

Immediately upon the entry of Share Exchange Agreement and Purchase Agreement, on July 20, 2011, PUBCO authorized the conversion of unpaid convertible promissory notes in the total amount of $ 5,870.20 into 5,870,200 shares of common stock, at the conversion price of $ 0.001 per share.

Item 5.01Changes in Control of Registrant.

As described under the Item 1.01 of this Current Report on Form 8-K, on July 20, 2011, PUBCO entered into a Share Exchange Agreement with PUBCO Principal Shareholder, Phoenix International, and Phoenix International Shareholders, under which PUBCO agreed to acquire all of the issued and outstanding shares of Phoenix International from the Phoenix International Shareholders in exchange for the issuance by PUBCO to the Phoenix International Shareholders of an aggregate of 36,351,500 newly-issued shares of common stock of PUBCO, $0.001 par value per share, which, upon completion of the transactions contemplated by the Share Exchange Agreement, will constitute controlling majority of PUBCO’s issued and outstanding shares of common stock.  Upon consummation of the Share Exchange, Phoenix International will become a wholly-owned subsidiary of PUBCO.

In connection with the above described share exchange agreement, Thomas P. Kinney resigned as an Chief Executive Officer, Chief Financial Officer and President, effective immediately upon closing of Share Exchange Agreement, and resigned as a Director, Chairman of the Board, Secretary of the Board and Treasurer of the Board, effective on the 10th day after an Information Statement (the “Information Statement”) has been filed and distributed to our stockholders in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act in order to effect a change in majority control of the Company's Board of Directors.  Terry Kowalsky resigned as a director, effective on the 10th day after such Information Statement has been filed and distributed to our stockholders.

Guolin Yang was named the President and Chief Executive Officer, effective immediately upon closing of Share Exchange Agreement and was named Chairman of the Board, Secretary of the Board, Treasurer of the Board and the Director, effective on the 10th day after such Information Statement has been filed and distributed to our stockholders.

Jun Liang was named the Chief Financial Officer and Chief Strategic Officer, effective immediately upon closing of Share Exchange Agreement and was named the Director, effective on the 10th day after this Information Statement has been distributed to our stockholders.

Hongdong Xu was named the Chief Operation Officer, effective immediately upon closing of Share Exchange Agreement, and was named the Director, effective on the 10th day after this Information Statement has been distributed to our stockholders.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under the Item 1.01 of this Current Report on Form 8-K, on July 20, 2011, PUBCO entered into a Share Exchange Agreement with PUBCO Principal Shareholder, Phoenix International, and Phoenix International Shareholders, under which PUBCO agreed to acquire all of the issued and outstanding shares of Phoenix International from the Phoenix International Shareholders in exchange for the issuance by PUBCO to the Phoenix International Shareholders of an aggregate of 36,351,500 newly-issued shares of common stock of PUBCO, $0.001 par value per share, which, upon completion of the transactions contemplated by the Share Exchange Agreement, will constitute controlling majority of PUBCO’s issued and outstanding shares of common stock.  Upon consummation of the Share Exchange, Phoenix International will become a wholly-owned subsidiary of PUBCO.

In connection with the above described share exchange agreement, Thomas P. Kinney resigned as an Chief Executive Officer, Chief Financial Officer and President, effective immediately upon closing of Share Exchange Agreement, and resigned as a Director, Chairman of the Board, Secretary of the Board and Treasurer of the Board, effective on the 10th day after an Information Statement (the “Information Statement”) has been filed and distributed to our stockholders in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act in order to effect a change in majority control of the Company's Board of Directors.  Terry Kowalsky resigned as a director, effective on the 10th day after such Information Statement has been filed and distributed to our stockholders.

Guolin Yang was named the President and Chief Executive Officer, effective immediately upon closing of Share Exchange Agreement and was named Chairman of the Board, Secretary of the Board, Treasurer of the Board and the Director, effective on the 10th day after such Information Statement has been filed and distributed to our stockholders.

Jun Liang was named the Chief Financial Officer and Chief Strategic Officer, effective immediately upon closing of Share Exchange Agreement and was named the Director, effective on the 10th day after this Information Statement has been distributed to our stockholders.

Hongdong Xu was named the Chief Operation Officer, effective immediately upon closing of Share Exchange Agreement, and was named the Director, effective on the 10th day after this Information Statement has been distributed to our stockholders.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of the Business Acquired.

The audited consolidated financial statements of Phoenix International for the fiscal years ended December 31, 2010 and 2009 are filed in this Current Report as Exhibit 99.1.

The unaudited consolidated financial statements of Phoenix International for the three months ended March 31, 2011 and 2010 are filed in this Current Report as Exhibit 99.2.

(b)           Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements as of and for the three months ended March 31, 2011 and for the year ended December 31, 2010 are incorporated herein by reference to Exhibit 99.3 to this Current Report on Form 8-K, and are based on the historical financial statements of the Company and Phoenix International after giving effect to the share exchange transaction.  The pro forma financial statements should be read in conjunction with a reading of the historical financial statements of the Company and Phoenix International.  These pro forma financial statements are presented for illustrative purposes only and are not intended to be indicative of actual financial condition and results of operations had the share exchange been in effect during the periods presented, or of financial condition or results of operations that may be reported in the future.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(c)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description
10.1	Common Stock Purchase Agreement
10.2	Assignment and Assumption Agreement
10.3	Share Exchange Agreement
10.4	Subscription Agreement
10.5	Series A Warrant
10.6	Series B Warrant
10.7	Series C Warrant
10.8	Series D Warrant
10.9	Registration Rights Agreement
10.10	Lockup Agreement
10.11	Escrow Agreement
10.12	Communications Services Agreement
10.13	Communications Services Escrow Agreement
10.14	Promissory Note Conversion Agreement
10.15	Consulting Service Agreement (North Latitude 30)
10.16	Operating Agreement (North Latitude 30)
10.17	Equity Pledge Agreement (North Latitude 30)
10.18	Option Agreement (North Latitude 30)
10.19	Proxy Agreement (North Latitude 30)
10.20	Consulting Service Agreement (Beichen)
10.21	Operating Agreement (Beichen)
10.22	Equity Pledge Agreement (Beichen)
10.23	Option Agreement (Beichen)
10.24	Proxy Agreement (Beichen)
10.25	Consulting Service Agreement (Zhongte)
10.26	Operating Agreement (Zhongte)
10.27	Equity Pledge Agreement (Zhongte)
10.28	Option Agreement (Zhongte)
10.29	Proxy Agreement (Zhongte)
99.1	Audited consolidated financial statements of Phoenix International for the fiscal years ended December 31, 2010 and 2009
99.2	Unaudited consolidated financial statements of Phoenix International for the three months ended March 31, 2011 and 2010
99.3	Unaudited pro forma condensed consolidated financial statements as of and for the three months ended March 31, 2011 and for the year ended December 31, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TK Star Design, Inc
(Registrant)

Date:	July 22, 2011	By:	/s/ Guolin Yang
Guolin Yang
President and Chief Executive Officer